General Cable Corporation and Subsidiaries Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Net sales	$ 600.5	$ 489.3	$ 1,763.3	$ 1,485.4
Cost of sales	540.6	430.5	1,564.7	1,326.0
Gross profit	59.9	58.8	198.6	159.4

Selling, general and
administrative expenses	42.6	39.1	129.1	115.9
Operating income	17.3	19.7	69.5	43.5
Other income (expense)	0.1	-	-	(0.9)
Net interest expense	(9.9)	(9.0)	(28.9)	(27.3)

Income before income taxes	7.5	10.7	40.6	15.3
Income tax provision	(3.3)	(3.3)	(15.6)	(4.6)

Net income	4.2	7.4	25.0	10.7
Less: preferred stock dividends	(1.5)	(1.5)	(4.5)	(4.5)
Net income applicable to common shareholders	$ 2.7	$ 5.9	$ 20.5	$ 6.2

Earnings per share
Earnings per common share	$ 0.07	$ 0.15	$ 0.52	$ 0.16
Weighted average common shares	39.6	39.3	39.5	39.2

Earnings per common share- assuming dilution	$ 0.07	$ 0.15	$ 0.49	$ 0.16

Weighted average common shares-assuming dilution	40.9	40.0	50.9	39.9

General Cable Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

Segment Information

(in millions)

(unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenues (as reported)
Energy Segment	$ 213.3	$ 169.3	$ 622.2	$ 520.4
Industrial & Specialty Segment	212.8	174.5	650.7	561.6
Communications Segment	174.4	145.5	490.4	403.4
Total	$ 600.5	$ 489.3	$1,763.3	$1,485.4

Revenues (metal adjusted)
Energy Segment	$ 213.3	$ 178.5	$ 622.2	$ 552.0
Industrial & Specialty Segment	212.8	198.3	650.7	620.9
Communications Segment	174.4	163.1	490.4	441.2
Total	$ 600.5	$ 539.9	$1,763.3	$1,614.1

Metal Pounds Sold
Energy Segment	72.3	62.1	218.1	208.4
Industrial & Specialty Segment	56.7	53.8	174.7	178.4
Communications Segment	36.2	39.7	106.8	110.2
Total	165.2	155.6	499.6	497.0

Operating Profit (Loss)
Energy Segment	$ 17.8	$ 10.8	$ 45.5	$ 28.2
Industrial & Specialty Segment	8.0	8.7	23.5	18.2
Communications Segment	7.1	3.8	19.6	5.0
Subtotal	32.9	23.3	88.6	51.4
Corporate	(15.6)	(3.6)	(19.1)	(7.9)
Total	$ 17.3	$ 19.7	$ 69.5	$ 43.5

Return on Metal Adjusted Sales
Energy Segment	8.3%	6.1%	7.3%	5.1%
Industrial & Specialty Segment	3.8%	4.4%	3.6%	2.9%
Communications Segment	4.1%	2.3%	4.0%	1.1%
Total Company	2.9%	3.6%	3.9%	2.7%

Capital Expenditures
Energy Segment	$ 4.2	$ 2.4	$ 11.1	$ 9.6
Industrial & Specialty Segment	3.3	3.4	9.3	9.9
Communications Segment	2.5	1.5	5.3	4.6
Total	$ 10.0	$ 7.3	$ 25.7	$ 24.1

Depreciation & Amortization
Energy Segment	$ 3.3	$ 1.0	$ 7.9	$ 4.8
Industrial & Specialty Segment	2.7	2.0	8.5	7.1
Communications Segment	3.6	4.0	12.5	12.7
Subtotal	9.6	7.0	28.9	24.6
Corporate (1)	11.8	0.4	14.7	2.7
Total	$ 21.4	$ 7.4	$ 43.6	$ 27.3
(1) Relates to the rationalization of certain plant locations.

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in millions, except share data)

ASSETS	September 30, 2005	December 31, 2004
Current Assets:	(unaudited)
Cash	$ 51.3	$ 36.4
Receivables, net of allowances of $16.6 million at September 30, 2005 and $16.0 million at December 31, 2004	419.0	350.9
Inventories	317.4	315.5
Deferred income taxes	22.8	23.0
Prepaid expenses and other	31.5	38.8
Total current assets	842.0	764.6
Property, plant and equipment, net	328.1	356.0
Deferred income taxes	63.9	65.7
Other non-current assets	32.9	34.5
Total assets	$ 1,266.9	$ 1,220.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 398.1	$ 357.4
Accrued liabilities	141.5	108.1
Current portion of long-term debt	1.9	1.1
Total current liabilities	541.5	466.6
Long-term debt	350.4	373.8
Deferred income taxes	12.2	15.3
Other liabilities	57.7	63.7
Total liabilities	961.8	919.4
Shareholders' Equity:
Redeemable convertible preferred stock, at redemption value:
September 30, 2005 – 2,069,867 outstanding shares
December 31, 2004 – 2,070,000 outstanding shares
(liquidation preference of $50.00 per share)	103.5	103.5
Common stock, $0.01 par value,
issued and outstanding shares:
September 30, 2005 - 39,740,591 (net of 4,968,755 treasury shares)
December 31, 2004 - 39,335,754 (net of 4,885,823 treasury shares)	0.4	0.4
Additional paid-in capital	148.5	144.1
Treasury stock	(52.2)	(51.0)
Retained earnings	107.4	86.4
Accumulated other comprehensive income	3.1	22.4
Other shareholders' equity	(5.6)	(4.4)
Total shareholders' equity	305.1	301.4
Total liabilities and shareholders' equity	$ 1,266.9	$ 1,220.8